Exhibit 2.1

Execution Version

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 2 (this “Amendment No. 2”) to Business Combination Agreement is made and entered into as of July 10, 2025, by and among (1) VEON AMSTERDAM B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34378904 (the “Seller”), (2) VEON HOLDINGS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34345993 (the “Company”), (3) KYIVSTAR GROUP LTD., an exempted company with limited liability, incorporated and existing under the laws of Bermuda with registration number 202504557, with its registered office at Victoria Place, 31 Victoria Street, Hamilton, HM10, Bermuda, and its principal business address at Index Tower (East Tower), Unit 1703, DIFC (Dubai International Financial Center), United Arab Emirates (“New PubCo”), (4) Varna Merger Sub Corp., an exempted company incorporated with limited liability in the Cayman Islands with registration number 419635 (the “Merger Sub” and, together with the Company and New PubCo, the “Company Parties”), and (5) COHEN CIRCLE ACQUISITION CORP. I, a Cayman Islands exempted company (company number 382528) (the “SPAC”). Each Company Party and the SPAC will individually be referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a business combination agreement, dated as of March 18, 2025 (as previously amended, the “Business Combination Agreement”).

WHEREAS, in accordance with Section 11.12 of the Business Combination Agreement, the Parties desire to amend the Business Combination Agreement as set forth in this Amendment No 2.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Amendments and consents

1.1. Amendments. The Parties hereby agree that the Business Combination Agreement shall be amended as follows:

(a) The definition of “Seller Share Consideration Number” in Section 1.1 of the Business Combination Agreement is hereby amended as follows (with additions in bold, underlined text and deletions in strikethrough):

“Seller Share Consideration Number” shall mean the number of the New PubCo Common Shares equal to: (1)(a) the amount of (i) Closing Equity Value less (ii) the Seller Loan Note Consideration Amount, divided by (b) $10.35~~;~~, provided that the resulting number shall be rounded down to the nearest whole number; minus (2) 303,098.

(b) Section 3.2(b) of the Business Combination Agreement is hereby amended as follows (with additions in bold, underlined text and deletions in strikethrough):

(b) Cancellation of Certain SPAC Ordinary Shares. As further described in, and pursuant to, the Sponsor Agreement, on the Closing Date, immediately prior to the Merger Effective Time: (i) 2,609,647 ~~2,155,000~~ SPAC Class B Ordinary Shares held by the Sponsor shall be surrendered by the Sponsor to the SPAC, and the SPAC shall cause such shares to be automatically cancelled and no longer outstanding without any conversion thereof or payment or other consideration therefor and no SPAC Class A Ordinary Shares, New PubCo Common Shares or other consideration shall be issued or issuable in exchange therefor (the “Forfeited Sponsor Shares”); and (ii) each SPAC Ordinary Share, that is issued and outstanding immediately prior to the Merger Effective Time, owned by the SPAC as a treasury share immediately prior to the Merger Effective Time, shall automatically be cancelled without any conversion thereof or payment or other consideration therefor and no SPAC Class A Ordinary Shares, New PubCo Common Shares or other consideration shall be issued or issuable in exchange therefor (the “Cancelled Treasury Shares”).

1.2. Effect of Amendments. The Parties hereby acknowledge and agree that this Amendment No. 2 and the amendments set out in Section 1.1 above shall be effective as of the date hereof. This Amendment No. 2 is supplemental to the Business Combination Agreement and is to be read and construed as one instrument with the Business Combination Agreement. On and after the date hereof, each reference in the Business Combination Agreement or the Transaction Documents to the provisions amended pursuant to Section 1.1 above shall be a reference to the respective provision as amended hereby, and each reference to the Business Combination Agreement in the Transaction Documents shall be a reference to the Business Combination Agreement as amended hereby. The Business Combination Agreement, as amended by this Amendment No. 2, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. This Amendment No. 2 shall not constitute an amendment or waiver of any provision of the Business Combination Agreement or the Transaction Documents not expressly amended or waived herein and shall not be construed as an amendment, waiver, or consent to any action that would require an amendment, waiver, or consent except as expressly stated herein. This Amendment No. 2 is without prejudice to any rights or claims of any Party arising under the terms of the Business Combination Agreement or other Transaction Documents before the date of this Amendment No. 2. On and after the date hereof, this Amendment No. 2 is hereby designated as a Transaction Document.

Article II
GENERAL PROVISIONS

2.1. Notices. Any notice or other communication to be given by a Party to another Party in connection with this Amendment No. 2 shall, except where otherwise specifically provided: (a) be in writing in the English language; (b) given by pre-paid registered post, by an internationally recognized courier company or by email to the relevant address or email address set forth for such Party on Schedule III attached to the Business Combination Agreement; or (c) by any other method approved in writing by the receiving Party. The relevant addresses and email addresses for each Party are set forth on Schedule III attached to the Business Combination Agreement. Any notice or other communication sent in accordance with this Section 2.1 shall be deemed to have been given and received: (A) if sent by pre-paid courier, on the earlier of the time of delivery and three Business Days after being sent to a representative of the courier service; (B) if sent by email, upon being sent, subject to no automated notification of delivery failure being received by the sender for all the recipient email addresses, except that if such time is outside of Working Hours, such notice or other communication shall instead be deemed given and received at the start of the next period of Working Hours; or (C) if sent by any other method approved by the recipient, upon the recipient giving written confirmation of receipt. Any Party may change any of its notice details by giving written notice of such to each other Party in accordance with the Business Combination Agreement. This Section 2.1 does not apply to the formal service of any court proceedings.

2.2. Counterparts; Electronic Delivery. This Amendment No. 2 may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Amendment No. 2 (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Amendment No. 2.

2.3. Entire Agreement. This Amendment No. 2 together with the Business Combination Agreement: (a) constitute the entire agreement among the Parties with respect to their subject matter and supersede all prior and current agreements and understandings, both written and oral, among the Parties with respect to their subject matter; and (b) are not intended to confer upon any other Person other than the Parties any rights or remedies.

2.4. Governing Law. This Amendment No. 2 and any action, suit, dispute, controversy or claim arising out of this Amendment No. 2, or the validity, interpretation, breach or termination of this Amendment No. 2, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

2.5. Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of any Delaware Chancery Court or Federal court of the United States of America sitting in Delaware, in each case in connection with any matter based upon or arising out of this Amendment No. 2. Each Party may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Proceeding is brought in an inconvenient forum; or (e) the venue of such Proceeding is improper. Each Party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.1 of the Business Combination Agreement and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 2.5, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AMENDMENT NO. 2, AND FOR ANY COUNTERCLAIM RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

2.6. Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Amendment No. 2 and each Party hereto and its counsel cooperated in the drafting and preparation of this Amendment No. 2 and the documents referred to herein and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

2.7. Expenses. All expenses incurred in connection with this Amendment No. 2 shall be paid by the Party incurring such expenses.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

VEON AMSTERDAM B.V.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

By:	/s/ Maciej Wojtaszek
	Name:	Maciej Wojtaszek
	Title:	Director

VEON HOLDINGS B.V.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

By:	/s/ Maciej Wojtaszek
	Name:	Maciej Wojtaszek
	Title:	Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]

KYIVSTAR GROUP LTD.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

Varna Merger Sub Corp.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]

COHEN CIRCLE ACQUISITION CORP. I

By:	/s/ Betsy Z. Cohen
	Name:	Betsy Z. Cohen
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Business Combination Agreement]